             [LETTERHEAD OF JACKSON & WALKER, L.L.P. APPEARS HERE]

                                                                       EXHIBIT 5

                               December 9, 1994



New Enserch Exploration, Inc.
300 S. St. Paul
Dallas, Texas 75201


     Re:  Reorganization of Enserch Exploration Partners, Ltd.

Gentlemen:

     We have acted as counsel for New Enserch Exploration, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of the offering of 104,581,242 shares of Common Stock, par value $1.00 per share (the "Shares"), of the Company to be issued to holders of partnership interests of Enserch Exploration Partners, Ltd. pursuant to the terms of that certain Enserch Exploration Partners, Ltd. Plan of Complete Liquidation (the "Plan of Liquidation"). A registration statement on Form S-4 (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") concurrent with the delivery of this opinion.

     In connection with the rendering of this opinion, we have examined and relied upon the originals or copies, certified to our satisfaction, of such documents, certificates and instruments as we have deemed necessary for the expression of the opinions expressed herein, including the Articles of Incorporation, as amended, and the Bylaws of the Company, the Plan of Liquidation, copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares and the Registration Statement, as amended, and all exhibits thereto. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     Based upon the foregoing examination, subject to the comments and exceptions herein stated, and limited in all respects to the laws of the State of Texas and the laws of the United States of America, and subject to confirmation that the Commission has declared the Registration Statement effective, it is our opinion that the Shares have been duly and validly authorized by the Company, and when issued in accordance with the terms of the Plan of Liquidation, the Shares will be legally issued, fully paid and nonassessable.

New Enserch Exploration, Inc.
December 9, 1994
Page 2


     Our opinions are subject to (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; and (ii) the limitations imposed by general principles of equity (regardless of whether such limitations are considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    JACKSON & WALKER, L.L.P.